UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2026
Pentair plc
(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 21, 2026, the Board of Directors of Pentair plc (the “Company”) appointed Robert W. Hau as the Company’s Executive Vice President and Chief Financial Officer effective as of November 1, 2026, at which time Robert P. Fishman will resign from his role as the Company’s Interim Executive Vice President and Chief Financial Officer.
Mr. Hau, 60, has served as the Company’s Senior Vice President, Finance since September 15, 2026. He previously served Fiserv, Inc., a global provider of payments and financial services technology solutions, as Chief Financial Officer from 2016 to 2025 and Special Advisor from 2025 to March 31, 2026; TE Connectivity Ltd., a global technology and manufacturing company, as Executive Vice President and Chief Financial Officer from 2012 to 2016; Lennox International Inc., a provider of products and services in the heating, air conditioning, and refrigeration markets, as Executive Vice President and Chief Financial Officer from 2009 to 2012; and Honeywell International, Inc., a technology and manufacturing company, as Vice President and Chief Financial Officer for the aerospace business group from 2006 to 2009.
The Compensation Committee of the Board of Directors of the Company approved the compensation for Mr. Hau as the Company’s Executive Vice President and Chief Financial Officer. Mr. Hau will receive an annual base salary of $775,000 and will have an annual cash bonus target opportunity of 100% of his base salary, which bonus for 2026 will be prorated for the number of eligible months and based on the terms and performance goals established by the Compensation Committee. Mr. Hau will also receive (i) an initial equity award consisting of restricted stock units with a grant date fair value of $2,500,000 that will cliff vest after five years and (ii) a new hire cash bonus of $200,000, subject to repayment if Mr. Hau voluntarily terminates employment within two years after his hire date. Mr. Hau will also be eligible to receive an annual equity incentive award beginning in 2027 and to participate in other standard benefit plans and programs in which other executive officers of the Company participate as disclosed in the Company’s 2026 Proxy Statement, including a Key Executive Employment and Severance Agreement (the “KEESA”). The KEESA will provide that Mr. Hau could be entitled to certain severance and other benefits following a “change in control” (as defined in the KEESA) of the Company if Mr. Hau is involuntarily terminated, other than for death, disability or “cause” (as defined in the KEESA), or if Mr. Hau terminates his employment for conditions that constitute “good reason” (as defined in the KEESA). The foregoing description of the KEESA is qualified in its entirety by reference to the full text of the KEESA, a copy of the form of which is filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and is incorporated herein by reference.
ITEM 9.01    Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
Not applicable.
(b) Pro Forma Financial Information
Not applicable.
(c) Shell Company Transactions
Not applicable.
(d) Exhibits
The exhibit listed in the Exhibit Index below is filed as part of this report.

EXHIBIT INDEX
Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 2026.

PENTAIR PLC
Registrant

By	/s/ Lance T Bonner
Lance T Bonner
Executive Vice President, General Counsel and Secretary